SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)

Filed by the Registrant / /

Filed by a Party other than the Registrant/X/

Check the appropriate box:

        / /        Preliminary Proxy Statement
        / /        Confidential, for Use of the Commission Only (as permitted by
                   Rule 14a-6(e)(2))
        / /        Definitive Proxy Statement
        /X/        Definitive Additional Materials
        / /        Soliciting  Material  Pursuant  to Section  240.14a-11(c)  or
                   Section 240.14a-12

                  GLOBAL INDUSTRIAL TECHNOLOGIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 WHX CORPORATION
--------------------------------------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

        Payment of Filing Fee (Check the appropriate box):

        /X/        No fee required.

        / /        Fee   computed  on  table  below  per   Exchange   Act  Rules
                   14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


        (2)        Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------




        (4)        Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------


        (5)       Total fee paid:
--------------------------------------------------------------------------------


        / /       Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------


        / /       Check  box if any part of the fee is offset  as  provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)       Amount Previously Paid:

--------------------------------------------------------------------------------


        (2)       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------


        (3)       Filing Party:

--------------------------------------------------------------------------------


        (4)       Date Filed:

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE


                 WHX SEEKS CERTIFICATION OF GIX SHAREHOLDER VOTE


New York (June 9, 1999) -- WHX Corporation (NYSE: WHX) announced today that it has filed a complaint for relief in the Delaware Chancery Court seeking to declare that Ronald LaBow was validly elected to Global Industrial Technologies' (NYSE: GIX) board of directors and that the stockholder proposals advanced by WHX were validly adopted at Global's 1999 annual meeting of stockholders held on June 7, 1999.

The complaint alleges that Mr. LaBow received in excess of 2 million votes more than Global's nominee and states that the purported adjournment for ten days was a transparent effort to prevent stockholders from electing their director of choice. Additionally, stockholders were prevented from voting on two WHX stockholder proposals, each of which were believed to have won overwhelming stockholder support. WHX's complaint seeks an order declaring that the adjournment was in violation of Delaware law and that the results of the annual meeting on June 7, 1999 be certified.

WHX, along with GT Acquisition Corp., Mr. Ronald LaBow and Mr. Marvin Olshan, may be deemed to be participants in the solicitation of proxies in connection with the 1999 Annual Meeting of Global.

WHX is a holding company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized basis. WHX's primary businesses currently are Handy & Harman, a diversified manufacturing company whose strategic business segments encompass, among others, specialty wire and tubing, and precious metals plating, stamping and fabrication, and Wheeling-Pittsburgh Steel Corporation, a vertically integrated manufacturer of value-added and flat rolled steel products. WHX's other businesses include Unimast Incorporated, a leading manufacturer of steel framing and other products for commercial and residential construction and WHX Entertainment Corp., a co-owner of a racetrack and video lottery facility located in Wheeling, West Virginia.


                                      # # #

Contacts:
                  Abernathy MacGregor Frank
                  Patricia Sturms/Kate Huneke
                  (212) 371-5999